UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2015

OM GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12515	52-1736882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 Main Avenue

Suite 1300

Cleveland, Ohio 44113-7210

(Address of principal executive offices)

(Zip code)

(216) 781-0083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.01 Entry into Material Definitive Agreements.

On May 31, 2015, OM Group, Inc. (the “Company”), Duke Acquisition Holdings, LLC (“Parent”), Duke Acquisition, Inc., a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, the “Apollo Parties”), and MacDermid Americas Acquisitions Inc. (“MacDermid”) entered into integrated transactions agreements pursuant to which, among other things, the Company will be merged with and into Merger Sub, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”), and thereafter the Apollo Parties will sell the Company’s electronic chemicals and photomasks business to MacDermid in two separate transactions (the “Carve-out Transactions” and, together with the Merger, the “Transactions”).

In connection with the Transactions, the Company, Parent, Merger Sub and MacDermid entered into an Agreement and Plan of Merger (the “Merger Agreement”). At the effective time and as a result of the Merger, each share of the Company’s common stock (other than any (a) dissenting shares, (b) shares held in treasury by the Company (which will be cancelled) or (c) shares owned by the Apollo Parties or any of their respective subsidiaries (which will be cancelled)) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $34.00 per share in cash without interest (the “Merger Consideration”), payable to the holder of such share. At the effective time of the merger, each option to purchase shares of the Company’s common stock that is outstanding immediately prior to the effective time will immediately accelerate and vest and be cancelled and converted into the right to receive a payment in cash of an amount, subject to the amount of any required tax withholding, equal to the product of the total number of shares of the Company’s common stock subject to such cancelled option and the excess, if any, of the Merger Consideration over the applicable exercise price of the option; provided that any such option with respect to which the exercise price per share subject to the option is equal to or greater than the Merger Consideration shall be cancelled in exchange for no consideration will be paid in respect of such options. At the effective time of the merger, each restricted share of the Company’s common stock that is outstanding immediately prior to the effective time will immediately accelerate and vest and be canceled and converted into the right to receive a payment in cash of an amount, subject to the amount of any tax withholding, equal to the Merger Consideration, without interest, treating such restricted share in the same manner as the other shares of the Company’s common stock. At the effective time of the merger, each award of restricted shares of the Company’s common stock that is outstanding immediately prior to the effective time will immediately accelerate and vest (i) in the case of awards of restricted shares subject to performance-based vesting conditions, with respect to the number of restricted shares determined as if the applicable performance goals had been achieved at the target level of performance at the end of the applicable performance period and (ii) in the case of awards of restricted shares not subject to performance-based vesting conditions, with respect to the total number of restricted shares, and in either case such vested and unrestricted shares of the Company’s common stock will be canceled and converted into the right to receive a payment in cash of an amount, subject to the amount of any tax withholding, equal to the Merger Consideration, without interest, in the same manner as the other shares of the Company’s common stock.

In connection with the Transactions, Parent and MacDermid entered into a Purchase and Separation Agreement and related agreements (the “Carve-out Agreements”). Under the Carve-out Agreements, MacDermid will purchase the Company’s electronic chemicals and photomasks businesses in two separate transactions for total cash consideration of $365 million.

During the period from June 1, 2015 and continuing until 12:00 A.M. (New York time) on July 5, 2015 (the “Go-Shop Period”), the Company is permitted to solicit, initiate or encourage any company takeover proposal or waive limited components any “standstill” or similar obligation in order to receive a company takeover proposal. At the end of the Go-Shop Period, the Company will cease such activities, as more fully described in the Merger Agreement.

The Merger Agreement contains certain termination rights by the Company, the Apollo Parties and MacDermid as more fully described in the Merger Agreement, but including, among others, by the Company, in the event that the Company enters into a definitive agreement with respect to a Company Superior Proposal (as defined in the Merger Agreement), and by the Apollo Parties and MacDermid, in the event that the Company breaches certain of its obligations relating to the Company’s solicitation and non-solicitation during the Go-Shop Period. If the Merger Agreement is terminated under specified circumstances, including with respect to entering into a definitive agreement related to a Company Superior Proposal by the Company (except where the Company Superior Proposal is from an Excluded Party, as defined in the Merger Agreement), the Company will pay to the Apollo Parties and MacDermid an aggregate termination fee equal to $36.575 million. In the event the Company enters into a definitive agreement related to a Company Superior Proposal from an Excluded Party (as defined in the Merger Agreement) prior to or after July 5, 2015, the Company will pay to the Apollo Parties and MacDermid an aggregate termination fee equal to $18.3 million.

The Apollo Parties and MacDermid have secured fully committed debt financing in connection with the Transactions. Under the Merger Agreement, the Apollo Parties and MacDermid have 20 days after the satisfaction or waiver of all of the closing conditions to the Merger to market their respective debt financing, but such 20-day marketing period does not affect the parties’ obligations to consummate the Transactions.

If the Merger Agreement is validly terminated under certain circumstances, including due to the failure of the Apollo Parties or MacDermid to obtain debt financing under certain circumstances, the Apollo Parties and/or MacDermid will be required to pay the Company a reverse termination fee equal to $62.7 million. If the Merger Agreement is terminated due to the failure to obtain certain regulatory approvals related to the Carve-out Transaction, MacDermid may be required to reimburse the Company and the Apollo Parties for their respective fees and expenses in an aggregate amount up to $11.25 million.

Consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including (1) adoption of the Merger Agreement by the stockholders of the Company, (2) expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other consents and approvals required under applicable antitrust laws, (3) the absence of any law or order prohibiting the consummation of the Transactions, (4) the absence of a material adverse effect on either the electronic chemicals and photomasks businesses or the remaining businesses of the Company, (5) subject to certain exceptions, the accuracy of representations and warranties of the Company, the Apollo Parties, and MacDermid and (6) the performance or compliance by the Company, the Apollo Parties and MacDermid with their respective covenants and agreements.

The parties to each agreement have made customary representations and warranties and have agreed to use reasonable best efforts to cause the Transactions to be consummated. The Company has also agreed to various covenants in the Merger Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) forego paying its regular dividend during the period between the execution of the Merger Agreement and the closing of the Merger, and (iii) to call a special meeting of the stockholders to adopt the Merger Agreement.

If the Merger is consummated, the Company’s common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibits 2.1 and incorporated herein by reference.

Qualification of Representations and Warranties

The Merger Agreement contains representations and warranties made by the Company, the Apollo Parties and MacDermid, as applicable, and solely for the benefit of the parties thereto. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the Company in connection with the signing of the Merger Agreement. While the Company does not believe that the disclosure letter contains information that the securities laws require to be publicly disclosed, other than information that has already been so disclosed, if any, it does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letter. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures, if any.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2015, the Board of Directors of the Company amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to adopt a new Section 6 to Article IX, which was effective immediately upon approval. The Bylaws were amended to provide that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

The foregoing summary is qualified by the full text of the Company’s Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On June 1, 2015, the Company, the Apollo Parties and MacDermid issued a press release announcing the Transactions, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, a preliminary proxy statement on Schedule 14A will be filed with the SEC. OM GROUP STOCKHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of OM Group. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from OM Group at its website, www.omgi.com, or by contacting Rob Pierce, Vice President of Finance, at (216) 263-7489.

Participants in Solicitation

OM Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information concerning OM Group’s participants is set forth in the proxy statement, filed April 22, 2015, for OM Group’s 2015 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of OM Group in the solicitation of proxies in respect of the proposed Merger, which may be different than those of the Company’s stockholders, will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to OM Group, its management or the proposed transactions among OM Group, the Apollo Parties and MacDermid, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. OM Group undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: volatility in raw material and energy prices;

the failure of OM Group’s suppliers to timely deliver products in accordance with contract specifications; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in OM Group’s customer relationships, including loss of particular business for competitive or other reasons; the impact of labor problems, including labor disruptions at OM Group or at one or more of its large customers or suppliers; changes in OM Group’s relationship with joint-venture partners; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the proposed transaction and future indebtedness; changes to tariffs or the imposition of new tariffs or trade restrictions; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete with others in the industry in which OM Group operates; effects of compliance with laws; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in OM Group’s, the Apollo Parties’ or MacDermid’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; ability to attract and retain key personnel; escalation in the cost of providing employee health care; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain approval of the merger by the stockholders of OM Group and the failure to satisfy various other conditions to the closing of the Merger contemplated by the Merger Agreement; changes in the economic climate in the markets in which OM Group operates; unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; results of litigation involving OM Group; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence OM Group to take particular actions favored by the activist or gain representation on OM Group’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; consolidation among competitors or customers; inaccurate assumptions used in developing OM Group’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; inability to adequately protect OM Group’s intellectual property rights; other factors that are set forth in management’s discussion and analysis of OM Group’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of OM Group by the Apollo Parties and MacDermid, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. This document speaks only as of its date, and OM Group disclaims any duty to update the information herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, by and among Duke Acquisition Holdings, LLC, Duke Acquisition, Inc., MacDermid Americas Acquisitions Inc., and OM Group, Inc.*

3.1	Second Amended and Restated Bylaws of OM Group, Inc.

99.1	Press Release, dated June 1, 2015

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC.

By:	/s/ Valerie Gentile Sachs
Valerie Gentile Sachs
Vice President, General Counsel and Secretary

Date: June 1, 2015

EXHIBIT INDEX.

2.1	Agreement and Plan of Merger, by and among Duke Acquisition Holdings, LLC, Duke Acquisition, Inc., MacDermid Americas Acquisitions Inc., and OM Group, Inc.*

3.1	Second Amended and Restated Bylaws of OM Group, Inc.

99.1	Press Release, dated June 1, 2015

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits upon request.